The Bank
of New
York
Mellon
Novembe
rr 6 2007


SECURITIES  EXCHANGE COMMISSION
450 Fifth Street NW
Washington DC 20549

Attn Document Control


RE	American Depositary Shares
evidenced by the American
Depositary Receipts each
representing One Ordinary
Share of Mittal Steel South
Africa Limited
Form F6 File No 3335658


Ladies and Gentlemen

Pursuant to Rule 424b3 under the Securities Act of 1933 as amended on behalf of The Bank of New York as Depositary for securities against which American Depositary Receipts are to be issued we attach a copy of the new prospectus
Prospectus reflecting the change in name to ArcelorMittal South Africa Limited of One 1 ordinary share represented by one American
Depositary Share the Ratio

As required by Rule 424e the upper right hand corner of the Prospectus cover page has a reference to Rule 424b3 and to the file number of the registration statement to which the Prospectus relates

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement the Prospectus consists of the ADR certificate with revised name change for Mittal
Steel South Africa Limited

The Prospectus has been revised to reflect the new name from Mittal Steel South Africa
Limited to ArcelorMittal South Africa Limited

EFFECTIVE November 2 2007 THE
COMPANYS NAME HAS CHANGED TO
ARCELORMITTAL SOUTH AFRICA
LIMITED


Please contact me with any questions or
comments at 212 8153326

Mary Gormley
Vice President
The Bank of New York Mellon  ADR Division
Encl
CC Paul Dudek Esq Office of International
Corporate Finance